UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2021 (May 26, 2021)

ENERGY FUELS INC.

(Exact Name of Registrant as Specified in Charter)

Ontario	001-36204	98-1067994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Union Blvd., Suite 600

Lakewood, Colorado

80228

(Address of Principal Executive Offices, and Zip Code)

(303)974-2140

Registrant's Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	UUUU EFR	NYSE American Toronto Stock Exchange
Warrants to purchase common shares	UUUU-WT EFR.WT	NYSE American Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Energy Fuels Inc. (the "Corporation") held its Annual and Special Meeting of Shareholders (the "Meeting") virtually on May 26, 2021. At the Meeting, five (5) proposals were submitted to the shareholders for approval as set forth in the Corporation's definitive proxy statement, filed with the United States Securities and Exchange Commission on April 2, 2021. In total, 54,796,147 Common Shares were present virtually or represented by proxy at the Meeting.

Proposal No. 1 - Election of Directors.

The eight (8) nominees proposed by management for election as directors were elected by the shareholders of the Corporation as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
J. Birks Bovaird	16,494,553	2,753,377	35,548,217
Mark S. Chalmers	18,494,309	753,621	35,548,217
Benjamin Eshleman III	14,978,861	4,269,069	35,548,217
Barbara A. Filas	18,358,186	889,744	35,548,217
Bruce D. Hansen	16,600,408	2,647,522	35,548,217
Dennis L. Higgs	18,275,526	972,404	35,548,217
Robert W. Kirkwood	15,876,006	3,371,924	35,548,217
Alexander G. Morrison	16,631,280	2,616,650	35,548,217

Proposal No. 2 - Appointment of KPMG LLP as Independent Auditors of the Corporation.

The shareholders of the Corporation approved the appointment of KPMG LLP of Denver, Colorado, an independent registered public accounting firm, as auditors of the Company until the next annual meeting of shareholders, and authorized the Directors to fix the remuneration of the auditors as follows:

Votes For	Votes Withheld
54,405,054	391,093

Proposal No. 3 - Amendment and Extension of the Omnibus Equity Incentive Compensation Plan for a Further Three-Year Term.

The shareholders of the Corporation approved the amendment and extension of the Corporation's Omnibus Equity Incentive Compensation Plan for a further three-year term, and approved all unallocated options, rights or other entitlements under the Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,825,697	4,103,654	318,579	35,548,217

Proposal No. 4 - Ratification and Approval of the Shareholder Rights Plan for a Three-Year Term.

The shareholders of the Corporation approved the ratification and approval of the Corporation's Shareholder Rights Plan with American Stock Transfer & Trust Company, LLC for a three-year term as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,340,217	2,629,265	278,448	35,548,217

Proposal No. 5 - Ratification and Approval of Amendment to the Corporation's By-Laws.

The number of votes cast for and against as well as the number of abstentions and broker non-votes by shareholders of the Corporation for the ratification and approval of By-Law No. 3 and the repeal the Corporation's By-Law No. 2, as amended, was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,910,459	14,657,586	1,228,102	0

Following the Meeting, it became apparent that there was an inconsistency related to broker discretion to vote shares on Proposal No. 5. The definitive proxy materials for the Meeting described Proposal No. 5 as a “non-routine” proposal on which brokers would not be permitted to vote in the absence of specific voting instructions; however, brokers treated Proposal No. 5 as a “routine” proposal  on which brokers were permitted to use their discretionary authority to vote shares held as record owners despite the absence of specific voting instructions. As a result, the Corporation has determined that Proposal No. 5 cannot be considered to have been properly ratified and approved by shareholders at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC. (Registrant)

Dated: May 28, 2021	By: /s/ David C. Frydenlund David C. Frydenlund Chief Financial Officer, General Counsel and Corporate Secretary